Exhibit 99.1

  VESTA INSURANCE SELLS RENEWAL RIGHTS FOR MULTI-LINE BUSINESS IN THREE STATES

   ACTION FURTHERS VESTA STRATEGY TO ENHANCE LONG-TERM VALUE FOR SHAREHOLDERS

    BIRMINGHAM, Ala., Sept. 22 /PRNewswire-FirstCall/ - Vesta Insurance Group, Inc. (NYSE: VTA) announced today that it has sold the renewal rights for its automobile and homeowners insurance business in Pennsylvania, Tennessee and Alabama to the Donegal Group (Nasdaq: DGICA; DGICB) and its affiliate Donegal Mutual Insurance Company. Donegal will pay specified amounts to Vesta, based on the direct gross premium written by Donegal Group on policies issued.

    "This renewal rights transaction marks another important milestone in executing our goal of refocusing our business toward higher-margin lines to deliver sustainable profitability," said Norman W. Gayle, III, President and CEO of Vesta Insurance. "As always, we remain committed to enhancing long- term value for our shareholders and other constituents."

    Sagent Advisors Inc. acted as financial advisor to Vesta in connection with this transaction.

    About Vesta Insurance Group, Inc.
    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance companies that primarily offer homeowners and property insurance in targeted states.

    Additional Information and Where to Find It
    This press release may be deemed to be solicitation material in respect of the election of directors at the 2005 annual meeting. In connection with that meeting, the Company intends to file with the Securities and Exchange Commission
(SEC) a proxy statement regarding the election of directors at the annual meeting. Investors are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the election of directors. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by the Company free of charge by requesting them in writing from Vesta Insurance Group, Attention: Investor Relations, 3760 River Run Drive, Birmingham, Alabama 35243 or by telephone at 205-970-7000.

    Participants in Solicitation
    The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the annual meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock was included in the Company's proxy statement for its 2004 annual meeting, which was filed with the SEC on April 29, 2004 and Form 4 Beneficial Ownership reports filed subsequently on behalf of such persons. Additional information about the interests of the Company's participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

    Forward-Looking Statement
    This press release contains forward-looking statements, including statements related to the margins expected in certain business lines and the Company's expectations of sustainable profitability and enhancing shareholder value. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, higher than expected losses in the business lines into which the new capital will be deployed; adverse development on previously incurred losses and other uncertainties, all of which are difficult to predict and some of which are beyond the Company's control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The company does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.

SOURCE  Vesta Insurance Group, Inc.
    -0-                             09/22/2005
    /CONTACT: Charles R. Lambert, Vice President - Investor Relations of Vesta Insurance Group, Inc., +1-205-970-7030, or CLambert@vesta.com /
    /Web site:  http://www.vesta.com/
    (VTA DGICA DGICB)